Exhibit 99

                             Joint Filer Information


Name:                      Elan International Services, Ltd.


Address:                   102 St. James Court
                           Flatts, Smiths FL 04
                           Bermuda


Designated Filer:          Elan Corporation, plc


Issuer & Ticker Symbol:    GlycoGenesys, Inc. (GLGS)


Date of Earliest
Transaction Required
to be Reported:            12/31/01


Signature:                 /s/ Kevin Insley
                           ---------------------------------------
                           Name:  Kevin Insley
                           Title:    President and Chief
                                     Financial Officer
                           ELAN INTERNATIONAL SERVICES, LTD.


















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